UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2014

STAG INDUSTRIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2014, STAG Industrial, Inc., a Maryland corporation (the “Company”), announced that its Board of Directors appointed Geoffrey G. Jervis as Chief Financial Officer, Executive Vice President and Treasurer, effective when he joins the Company on or about July 1, 2014.  From 2005 to 2013, Mr. Jervis served as the chief financial officer of Blackstone Mortgage Trust, Inc. (NYSE:BXMT) and its predecessor, Capital Trust, Inc. (NYSE:CT) (“Capital Trust”).  From 2012 to 2013, Mr. Jervis also served as the chief financial officer and a member of the investment committee of BXMT Advisors L.L.C., a managing director of The Blackstone Group L.P. (“Blackstone”) and the chief financial officer of Blackstone Real Estate Debt Strategies. Before joining Blackstone in 2012, Mr. Jervis was also the chief financial officer of CTIMCO, a commercial real estate investment manager and rated special servicer that was wholly owned by Capital Trust and acquired by affiliates of Blackstone in December 2012. Mr. Jervis, 42, received a B.A. in History from Vanderbilt University, and an honors (Beta Gamma Sigma) M.B.A. from Columbia Business School.

Employment Agreement

On May 12, 2014, the Company, STAG Industrial Operating Partnership, L.P. and Mr. Jervis executed an employment agreement, effective as of July 1, 2014 (the “Employment Agreement”) that provides for Mr. Jervis to serve as the Company’s Chief Financial Officer, Executive Vice President and Treasurer.  The Employment Agreement will be for a term of three years; provided, however, that the term is automatically extended at the end of each term for successive one-year periods unless, not less than 60 days prior to the termination of the then existing term, either party provides a notice of non-renewal to the other party.

The Employment Agreement provides for an initial annual base salary of $360,000, and an annual bonus in an amount to be determined by the Compensation Committee in its sole discretion in accordance with the Company’s customary practices, as more fully described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 26, 2014.  Upon effectiveness of the Employment Agreement and pursuant to the Company’s 2011 Equity Incentive Plan, Mr. Jervis will be granted LTIP units equal in fair value at the time of such grant to two times his annual base salary, pro-rated for the partial calendar year beginning July 1, 2014.  Such LTIP units will vest over five years in equal installments on a quarterly basis beginning on September 30, 2014, subject to continued service as an employee.  In addition, upon effectiveness of the Employment Agreement and pursuant to the Company’s 2011 Equity Incentive Plan, Mr. Jervis will be granted additional LTIP units equal in fair value at the time of such grant to $1.2 million, which will vest at the end of a three-year term, running concurrently with the initial term of the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Jervis also is eligible to receive additional awards of LTIP units and other equity awards, subject to the terms of the 2011 Equity Incentive Plan (or other then effective incentive plan) and the applicable award agreement. The Employment Agreement provides for immediate vesting of all outstanding equity-based awards held by Mr. Jervis upon a change in control of the Company and its subsequent termination or non-renewal, termination of his employment by the Company without “cause” or by the executive officer for “good reason.” In addition, Mr. Jervis will be subject to a non-competition provision for the 6-month period following any termination of employment other than a termination by the Company without “cause” or by the executive officer for “good reason.” The Employment Agreement also provides for participation in any other employee benefit plans, insurance policies or contracts maintained by the Company relating to retirement, health, disability, vacation and other related benefits.

The Employment Agreement provides that upon the termination of employment either by the Company without “cause” or by the executive officer for “good reason,” or in the event that following a change of control the Company or its successor gives Mr. Jervis a notice of non-renewal within 12 months following the change of control, Mr. Jervis will be entitled to the following severance payments and benefits, subject to his execution of a general release in the Company’s favor:

•               a lump-sum cash payment equal to two times the sum of (1) the executive officer’s then-current annual base salary; and (2) the bonus paid to the executive officer for the most recently completed fiscal year;

•               the Company’s direct-to-insurer payment of any group health premiums or other insurance that the executive officer would otherwise have been required to pay to obtain coverage under the Company’s group health and other insurance plans for a period of 18 months; and

•               immediate vesting of all outstanding equity-based awards held by the executive officer.

In addition, the Employment Agreement provides that, upon termination of employment by death or disability, Mr. Jervis will be entitled to receive his accrued and unpaid then-current annual base salary as of the date of his death or disability, the bonus pro-rated through the date of his death or disability and the Company’s direct-to-insurer payment of any group health premiums or other insurance that the executive officer would otherwise have been required to pay to obtain coverage under the Company’s group health and other insurance plans for a period of 18 months.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which has been filed as Exhibit 10.1 to this report and is incorporated in this Item 5.02 by reference.

Indemnification Agreement

The Company will enter into an indemnification agreement with Mr. Jervis effective as of July 1, 2014 that will require indemnification to the maximum extent permitted by Maryland law. The terms of his indemnification agreement will be substantially similar to the terms of the indemnification agreements between the Company and its other executive officers, a form of which has been filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-11/A filed with the Securities and Exchange Commission on February 16, 2011 and is incorporated in this Item 5.02 by reference.

The Company expects that on or before his first day of employment with the Company, Mr. Jervis will execute agreements memorializing the terms described herein with respect to his equity awards and indemnification rights.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement with Geoffrey G. Jervis, effective as of July 1, 2014

Forward-Looking Statements

This Current Report on Form 8-K, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2013, as updated by the Company’s quarterly reports on Form 10-Q. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

	By:	/s/ Kathryn Arnone
Kathryn Arnone
Executive Vice President, General Counsel and Secretary
Dated: May 16, 2014

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement with Geoffrey G. Jervis, effective as of July 1, 2014